NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
  AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 1, 2009

TO THE HOLDERS OF CLASS A AND CLASS B
COMMON STOCK OF BOWL AMERICA INCORPORATED

     The annual meeting of stockholders of Bowl America Incorporated (the “Company”) will be held at the Company's office situated at 6446 Edsall Road, Alexandria, Virginia 22312 (East Exit off Shirley Highway), on Tuesday, December 1, 2009, at 11:00 a.m., for the following purposes:
     (1)  To elect a Board of Directors to serve until the next annual meeting.
     (2)  To transact such other business as may properly be brought before the meeting and any adjournments thereof.
     Only stockholders of record at the close of business October 15, 2009, are entitled to vote at the meeting.  The stock transfer books will not be closed.
     You are cordially invited to attend the meeting in person.  If you do not expect to be present, please sign, date, and mail the enclosed proxy, the postage for which has been provided.  Prompt response is helpful, and your cooperation will be appreciated.  If after signing and returning the enclosed proxy, you find you are able to attend the meeting, you will have an opportunity to withdraw your proxy and vote in person.

By Order of the Board of Directors
A. Joseph Levy
Secretary
Dated October 23, 2009

PROXY STATEMENT
For Annual Meeting of Stockholders
to be held December 1, 2009

“IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY STATEMENT.

AS PERMITTED BY RULES PROMULGATED BY THE SEC, THE CORPORATION HAS ELECTED TO PROVIDE ACCESS TO THIS PROXY STATEMENT BOTH BY SENDING EACH STOCKHOLDER A COPY OF THIS PROXY STATEMENT AND BY NOTIFYING EACH STOCKHOLDER OF THE AVAILABILITY OF THIS PROXY STATEMENT ON THE INTERNET. A COPY OF THIS PROXY STATEMENT IS AVAILABLE TO STOCKHOLDERS FREE OF CHARGE AT:
HTTP://WWW.BOWLAMERICAINC.COM/PROXY.ASP”

      The principal office of Bowl America Incorporated (the “Corporation,” the “Company” or “Bowl America”) is situated at 6446 Edsall Road, Alexandria, Virginia  22312.
      The accompanying proxy is solicited by the Board of Directors; and when such proxy is properly signed and returned, the shares it represents will be voted at the meeting in accordance with directions noted thereon; or if no direction is indicated, it will be voted for the election of directors.
      Solicitation of proxies will be primarily by mail.  Proxies may also be solicited by directors, officers, and employees of the Corporation personally or by telephone.  The Corporation will bear the cost of all such solicitations.
      The proxy may be revoked at any time prior to its exercise by giving notice of the revocation to the Secretary of the Corporation in writing at any time prior to the meeting and orally at the meeting at any time prior to the vote.
      This proxy statement is being mailed on or about October 23, 2009.

VOTING SECURITIES
     Each of the issued and outstanding 3,672,615 shares of the Corporation's Class A Common Stock, par value of $.10 per share, is entitled to one vote.  Each of the issued and outstanding 1,468,462 shares of the Corporation's Class B Common Stock, par value of $.10 per share, is entitled to ten votes.  The total number of Class A and Class B shares of Common Stock issued and outstanding is 5,141,077 shares, with the Class A stockholders having 3,672,615 votes, and the Class B stockholders having 14,684,620 votes.  The Corporation's Class A Common Stock is traded on the NYSE Amex.  The Class B Common Stock is not publicly traded.  Only stockholders of record at the close of business on October 15, 2009, are entitled to vote at the meeting and any adjournment thereof.  The Class A Common Stockholders are entitled to elect two directors and the Class B Common Stockholders are entitled to elect six directors.
     Votes cast by proxy or in person at the Annual Meeting will be tabulated by tellers appointed by the Corporation.  The number of shares represented at the meeting in person or by proxy, including abstentions, will determine whether or not a quorum is present.  Abstentions will not be voted on any matter submitted to the stockholders for a vote.
     Shares on a Broker's Proxy that lack discretionary authority to vote on a particular matter will not be considered as present and entitled to vote by the tellers.

ANNUAL REPORTS
     A copy of the annual report to shareholders for the fiscal year ending June 28, 2009, which has been furnished to the Securities and Exchange Commission, is enclosed with this proxy statement.

ELECTION OF DIRECTORS AND SECURITY OWNERSHIP OF MANAGEMENT
     The holders of the Class A Common Stock are entitled to elect two Directors of the Corporation and the holders of the Class B Common Stock are entitled to elect six Directors of the Corporation to hold office until the next Annual Meeting of the stockholders and until their successors shall have been elected and qualified.  The management recommends the election of the nominees listed below as Directors.  All of the nominees are presently Directors and all constituted the Board of Directors for the past year.  In the event any of these nominees becomes unavailable for election, it is intended that the proxies will be voted for the election of such other persons as management shall designate.  Management has no reason to believe that any nominee will be unavailable.
     The following table also shows the beneficial ownership of shares of the Corporation's Class A and Class B Common Stock as of October 10, 2009 by all directors including executive officers and by all directors and executive officers as a group.

Name of Director and Nominees for Election; Principal Occupation; Positions and Offices with the Corporation	Age	Periods Served As a Director	Shares of Class A Common Stock of Corporation Beneficially Owned Directly or Indirectly on October 10,2009	Shares of Class B Common Stock of Corporation Beneficially Owned Directly or Indirectly on October 10,2009	Percentage of Total Votes Eligible to be Cast of Class A and B Common Stock Beneficially Owned Directly or Indirectly on October 10, 2009

NOMINEES FOR ELECTION BY CLASS A COMMON STOCK

Warren T. Braham, Retired Attorney	77	August 1, 1978 to date	1,978	247.01
Allan L. Sher, Retired Senior Executive of Securities Brokerage Firm	77	February 15, 1997 to date	52,500	0.3

NOMINEES FOR ELECTION BY CLASS B COMMON STOCK

Merle Fabian, Retired Librarian	71	March 20, 1990 to date	381,224	380,730	22.8
Leslie H. Goldberg, President of the Corporation since February 1, 1976	79	December 5, 1972 to date	498,239	491,296	29.5
Stanley H. Katzman, Retired Senior Computer Specialist, National Institutes of Health	69	December 2, 1997 to date	195,502[1]	189,444[1]	11.4
A. Joseph Levy, Retired Merchant; Senior Vice President and Secretary of the Corporation since December 2, 1997	75	June 21, 1988 to date	94,680[2]	53,945[2]	3.4
Ruth E. Macklin, Retired Educator; Senior Vice President and Treasurer of the Corporation since December 4, 1990	80	February 14, 1978 to date	184,585[3]	183,407[3]	11.0
Cheryl A. Dragoo, Assistant Treasurer and Controller of the Corporation since 1992	61	September 25, 2008 to date	8,825	0.05

All Directors and Executive Officers as a group			1,417,533	1,299,069	78.5

1Includes 181,396 shares each of Class A and Class B Common Stock held by Mr. Katzman as co-trustee.
2The shares of stock are owned by the Levy Family LTD Partnership.

3Includes 71,923 shares of Class A and 70,784 shares of Class B Common Stock held by Ms. Macklin as co-trustee.

There is sole dispositive and voting power of all the shares directly owned by the directors, and sole dispositive and voting power of the shares held by the directors' respective spouses are vested in such spouses.

     Mr. Allan L. Sher is an outside director and trustee of three of Sun America's Mutual Funds.
     Mr. Leslie H. Goldberg and Ms. Merle Fabian are brother and sister.   Together they own directly or indirectly 879,463 shares of Class A Common Stock and 872,026 shares of Class B Common Stock of the Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth the beneficial ownership of shares of the Corporation's Class A Common Stock as of October 10, 2009 by all persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Class A Common Stock.

		Percent of Class A
	Number	Common Stock
Names and Complete Mailing Address	of Shares	Outstanding

Royce & Associates, LLC	432,211	11.8%
1414 Avenue of the Americas,
New York, NY 10019

     As shown in the table above, as of the last filing of Form 13-G with the Securities and Exchange Commission (“SEC”), Royce & Associates, LLC, an investment advisor, is deemed to have beneficial ownership of 432,211 shares of Bowl America Class A Common Stock as of August 4, 2009 which amounts to 11.8% of the outstanding Class A Common Stock.  Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 164,548 shares of Bowl America Incorporated Class A Common Stock as of June 3, 2009 which amounts to 4.5% of the outstanding Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager.  Dimensional disclaims beneficial ownership of all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance
     Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified due dates, their initial ownership in any class of the Corporation's common stock and all subsequent acquisitions, dispositions, or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates.  The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner.  In this regard, all of the Corporation's directors and officers satisfied such filing requirements.  The foregoing is based upon written representations and information provided to the Corporation by the persons required to make such filings and the Corporation's own review of such filings, if any.

CORPORATE GOVERNANCE AND BOARD MATTERS
NYSE Amex Corporate Governance Provisions
     Because approximately 52.3% of the total voting power of the outstanding Class A and Class B Common Stock of the Company is owned by Leslie H. Goldberg, President and a director of the Company, and his sister, Merle Fabian, a director of the Company, the Company is deemed to be a “controlled company” (i.e., more than 50% of the total voting power is held by an individual or group) under the rules of the NYSE Amex.  The Exchange's listing rules provide that “controlled companies” are exempt from those exchange corporate governance provisions that would otherwise call for (i) a majority of the members of the Board of Directors to be independent, (ii) the process of making director nominations to be overseen by independent directors and (iii) executive compensation determinations to be overseen by independent directors.  Of the Company's eight directors, Messrs. Braham, Katzman and Sher are deemed to be “independent” directors under the rules of the NYSE Amex.  None of the independent directors receive compensation from the Company other than directors' fees for service on the Board or its Committees.

Code of Business Conduct and Ethics for Directors, Officers and Employees
     The Company has a Code of Business Conduct and Ethics for directors, officers and employees in accordance with rules of the Securities and Exchange Commission and the NYSE Amex.  A copy is available online at www.bowlamericainc.com and will be provided to any stockholder upon written request to the Secretary of the Corporation, 6446 Edsall Road, Alexandria, VA  22312.

Policy Regarding Stockholder Communication With Directors
     Those properly identified as stockholders desiring to communicate with a director, the independent directors as a group or the full Board may address such communication to the attention of the Secretary of the Corporation at the Company's executive offices, and such communication will be forwarded to the intended recipient or recipients.

Director Nomination Process
     The Company's Board of Directors does not have a nominating committee or other committee that performs similar functions.  As stated above, the Company is exempt from the NYSE Amex provision calling for independent director oversight of director nominations in view of its status as a controlled company.  All members of the Company's Board of Directors as a group participate in the consideration of director nominees.  The Board of Directors has proposed in this Proxy Statement a slate of directors which was decided upon by the Board at its September meeting.  Any person wishing to propose a substitute director to be considered by the Board for inclusion in the Company's Proxy Statement may do so in writing, for receipt prior to September 1, to the Board at the address of the Company's principal executive offices.  The Board members individually make their judgment as to the nominees' ability to contribute to the survival and success of the Company.  There will not be any difference between the manner in which the Board evaluates a nominee recommended by a stockholder and the manner in which the Board evaluates any other director nominee.

Board Committees and Meetings
     The Board of Directors has an Audit Committee and Compensation Committee, each of which consists of Warren T. Braham, Chairman, Allan L. Sher and Stanley H. Katzman.  Messrs. Braham, Sher and Katzman each is an “independent” director within the meaning of the rules of the Securities and Exchange Commission and the NYSE Amex Exchange.  The Board of Directors, which meets quarterly, met 4 times during the fiscal year ended June 28, 2009.  Each director attended all of such meetings.  The Audit Committee and the Compensation Committee, which occasionally meet in joint session, held 4 meetings and 2 meetings, respectively, during the fiscal year. All members attended all such meetings. The Company has a policy of encouraging directors to attend each Annual Meeting of Stockholders.  All of the Company's directors attended the Annual Meeting of Stockholders held on December 2, 2008.  Independent members of the Board of Directors conduct meetings on a regular basis, including at least annually in executive session without the presence of non-independent directors and management.

The Audit Committee
     The Audit Committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The purpose of the Audit Committee of the Board of Directors of the Company is to assist the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and performance and the performance of the Company's internal audit function.  The Audit Committee is composed entirely of independent directors as determined under the SEC and the NYSE Amex Exchange corporate governance standards and the Sarbanes-Oxley Act applicable to Audit Committee members.
     The Chairman of the Audit Committee is Mr. Warren Braham.  The two other members are Mr. Allan Sher and Mr. Stanley Katzman.  Each of the members is financially literate, independent and able to devote sufficient time to serving on the Audit Committee.  The Board has determined that Mr. Sher possesses the qualifications of an audit committee financial expert as defined in SEC rules adopted pursuant to the Sarbanes-Oxley Act.
     The Audit Committee has adopted the Audit Committee Charter.  It is included herein under Appendix A. The charter is also available at www.bowlamericainc.com and will be provided upon request to the Secretary of the Corporation, 6446 Edsall Road, Alexandria, VA 22312.

The Compensation Committee
     The Compensation Committee has the responsibility for negotiating the compensation of the President, Leslie. H. Goldberg, who is the Chief Executive Officer of the Corporation.  The President is responsible for determining the compensation of the other executive officers and all other management employees.
     The Chairman of the Compensation Committee is Mr. Warren Braham and the two other members are Mr. Allan Sher and Mr. Stanley Katzman, all of whom are independent directors.
     The Compensation Committee performs its duties by reviewing and approving corporate goals and objectives relevant to the compensation of the President. The Compensation Committee then evaluates the performance of the President based on these goals and objectives.  The Compensation Committee then uses such evaluations in making its compensation recommendation to the Company's Board.
     The Board of Directors has not adopted a charter for the Compensation Committee.

AUDIT COMMITTEE REPORT ON FINANCIAL STATMENTS
     The Audit Committee met with senior management and the independent auditors quarterly during fiscal 2009 to discuss the adequacy of disclosure controls and procedures, the adequacy of the Company's internal controls and the certifications made by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC.
     The Audit Committee: (1) reviewed and discussed with management Bowl America's audited financial statements for the year ended June 28, 2009, (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 “Communication with Audit Committees”, (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as adopted by the Public Accounting Oversight Board in Rule 3600T, (4) considered whether the provision of non-audit services is compatible with maintaining the auditors' independence, and (5) discussed with the independent accountant the independent accountant's independence.
     Based on the review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended June 28, 2009, be included in the Company's Annual Report on Form 10-K for filing with the SEC.
     The foregoing report is submitted by the members of the Audit Committee.

Audit Committee of the Board of Directors
Warren T. Braham (Chairman)
Allen L. Sher
Stanley H. Katzman

EXECUTIVE COMPENSATION
    Set forth below is information regarding compensation earned or paid or awarded to the following executive officers of the Corporation during the fiscal year ended June 28, 2009:  Leslie H. Goldberg, President and Chief Executive Officer; and Cheryl A. Dragoo, Controller, Chief Financial Officer and Assistant Treasurer, who are the only executive officers whose total compensation exceeded $100,000.  The identification of such named executive officers is determined based on the individual's total compensation for the fiscal year ended June 28, 2009, as reported below in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE
    The following table sets forth for each of the named executive officers: (i) the dollar value of the base salary and incentive compensation earned during the fiscal year ended June 28, 2009 and June 29, 2008 (ii) all other compensation for the fiscal year and (iii) the dollar value of total compensation for that fiscal year.

Name and Principal Position	Fiscal Year Ended	Salary ($)	Non-Equity Incentive	All Other Compensation	Total ($)
			Compensation	($)
			($)
			(a) (b)	(c)
Leslie Goldberg, President	2009	76,000	68,679	9,504	154,183
and Chief Executive Officer	2008	102,000	42,746	9,898	154,644
Cheryl A. Dragoo, Controller, Chief	2009	151,424	—	4,340	155,764
Financial Officer, and Assistant	2008	146,438	—	4,445	150,883
Treasurer

(a)	The bonus paid to Mr. Goldberg is equal to 2% of the Corporation's annual net income prior to income taxes in excess of $2,500,000. The incentive compensation for fiscal year 2009 includes 2% of the insurance recovery accrued through fiscal year 2008 that was received in fiscal year 2009.

(b)
Mr. Goldberg is the only officer eligible to receive compensation under the non-equity incentive compensation arrangement.Neither Ms. Dragoo nor any other officer of the Company (other than Mr. Goldberg) is eligible for compensationunder the non-equity incentive compensation arrangement or any other form of bonus compensation.

(c)	The above other compensation includes the amounts allocated to the accounts of the named executive officers in trust from contributions of the Corporation to its Profit Sharing Plan, which became effective in 1975, and 1987 Employee Stock OwnershipPlan (“ESOP”), in which all employees of the Corporation participate. Allocations under the Profit Sharing Plan to the account of Ms. Dragoo amounted to $2,169 in the fiscal year ended June 28, 2009. Allocations under the ESOP to the account of Ms. Dragoo, based on the fair value of the Corporation's shares of Class A Common Stock on June 30, 2009, amounted to $2,143 for the fiscal year ended June 28, 2009. (On June 16, 2009, the Board of Directors approved aggregate contributions of $120,000 to the Profit Sharing Plan and 10,000 shares of common stock valued at $123,600 to the ESOP for the fiscal year ended June 28, 2009.) In addition, the other compensation reported above includes fair value of personal use of Company automobile and life insurance premium for coverage provided by Company.

DISCLOSURE REGARDING TERMINATION AND CHANGE IN CONTROL PROVISIONS
    The Corporation's employment agreement with Mr. Goldberg provides that in the event he leaves the employ of the Corporation at the termination of the agreement or becomes disabled during the term thereof so that he cannot carry on his duties as President, he will act as a consultant and receive one-half the average of his previous three years compensation for 10 years.  Assuming Mr. Goldberg's employment were terminated on June 28, 2009, he would be entitled to annual payments of $81,719 in each of the following 10 years.  The Corporation has no change in control or other termination arrangements with executive officers.

DIRECTOR COMPENSATION
    The following table sets forth information regarding the compensation received by each of the Company's directors during the fiscal year ended June 28, 2009:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total ($)
	($)	($)
	(a)
Warren Braham	$23,000.00	0	$23,000.00
Merle Fabian	$4,600.00	0	$4,600.00
Stanley H. Katzman	$ 8,000.00	0	$ 8,000.00
A. Joseph Levy	$ 8,500.00	0	$ 8,500.00
Ruth E. Macklin	$ 8,500.00	0	$ 8,500.00
Allan L. Sher	$ 8,000.00	0	$ 8,000.00

(a)	Directors of the Corporation who are not officers receive a fee for attendance at each Board of Directors meeting. During the fiscal year ended June 28, 2009, the fee was $1,150 for each meeting. In addition, members of the Audit and Compensation Committee, receive $850 per audit committee meeting attended, except the committee chairman, who also receives an annual fee of $15,000.

AUDIT FEES AND AUDIT COMMITTEE PRE-APPROVAL PRACTICES
     The Audit Committee has voted to engage Aronson & Company as independent auditors to examine the financial statements of the Company for the fiscal year ending June 27, 2010.

     Aronson & Company's reports on Bowl America's consolidated financial statements as of June 28, 2009 and June 29, 2008, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the fiscal years ended June 28, 2009 and June 29, 2008, there were no disagreements between Bowl America and Aronson & Company  on any matter of accounting principles and practices, financial statement disclosure, or auditing scope or procedures.

AUDIT FEES - For professional services rendered for the audit of the Company's annual financial statements and reviews of quarterly financial statements included in the Company's Forms 10-Q during the fiscal year ended June 28, 2009, Aronson & Company billed Bowl America $117,500, and for fiscal year ended June 29, 2008, Aronson & Company billed the Company $109,700.   These fees include consultations normally provided in relation to the annual audits and reviews of documents filed with the SEC.

AUDIT-RELATED FEES - No audit-related fees were billed by Aronson & Company during the fiscal years ended June 28, 2009 and June 29, 2008.

TAX FEES - For professional services rendered to Bowl America, Aronson & Company billed $33,000 for the fiscal year ended June 28, 2009 and $30,500 for the fiscal year ended June 29, 2008.  Tax services generally include federal and state tax compliance.

ALL OTHER FEES - In addition to the fees described above, Aronson & Company billed $4,200 in fiscal year 2009 and billed $4,000 in fiscal year 2008 for reviews required by non-regulatory bodies.

     The Audit Committee pre-approved all of the services described above.

     The Board of Directors and its Audit Committee have considered all of the professional services rendered by its auditor, Aronson & Company, and were of the opinion that these services had no effect on the independence of said accounting firm.  The Audit Committee, prior to authorizing such firm to provide any non-audit services, determined that such services would have no effect on the independence of said accounting firm.  A representative of Aronson & Company is expected to attend the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.  Aronson & Company is not and has not been financially interested in the Company or connected with it except as auditors, tax consultants and advisors.

AUDIT COMMITTEE POLICIES AND PROCEDURES FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES - The following describes the Audit Committee's policies and procedures regarding pre-approval of the engagement of the Company's independent auditor to perform audit services as well as permissible non-audit services for the Company.
     For audit services, the independent auditor will provide the Committee with an engagement letter during the first quarter of each fiscal year outlining the scope of the audit services proposed to be performed in connection with the audit of the fiscal year.  If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as soon as practicable following receipt of the engagement letter.  The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

     For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year.  The list of services must be detailed as to the particular service and may not call for broad categorical approvals.  Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements.  In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided.  The Committee will consider for approval both the list of permissible non-audit services and the budget for such services.  The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

     The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee.  The Chief Financial Officer of the Company is responsible for tracking all independent auditor fees against the budget for such services and report annually to the Audit Committee.

1987 EMPLOYEE STOCK OWNERSHIP PLAN
     The Board of Directors adopted the Bowl America Incorporated 1987 Employee Stock Ownership Plan (the "ESOP") on March 31, 1987, and secured a satisfactory ruling from the Internal Revenue Service.  All employees of the Corporation and certain subsidiaries become participants on the last day of the fiscal year or December 31 following the date on which they have been employed for one year with at least l,000 hours of service.  The Board of Directors of the Corporation has the discretion to declare each year a cash amount or a specified number of shares of Class A Common Stock ("Common Stock") that will be contributed to the ESOP.  On June 16, 2009 the Board of Directors made a contribution valued at $123,600 including any expenses incurred by the ESOP which were paid by the Corporation for fiscal year 2009.  Corporation contributions are allocated to employees who are participants on the last day of the fiscal year through a formula based upon the participant's compensation.  Employee contributions to the ESOP are not permitted.  The trustees of the ESOP, Donald Armel and Michael Dick, have the exclusive authority to manage the trust in which ESOP contributions are deposited and are obligated to invest the cash portion of ESOP contributions primarily in the Corporation's Common Stock.  The trustees are permitted to borrow money to purchase Common Stock for the trust.

     As of the last day of the plan year, eligible participants are credited with their proportionate share of the trust's assets.  A participant's interest vests and is nonforfeitable if while employed by the Corporation or participating subsidiaries he or she attains at least 65 years of age, becomes totally or permanently disabled or dies.  Also, a participant's interest vests and is nonforfeitable to the extent and in the percentage set forth in a schedule in the ESOP.  Under this schedule, a participant's interest is 100 percent vested after six years of service.  Vested amounts are distributed upon retirement, disability, or death.  If termination of service occurs prior to the occurrence of those events, payment may be made or deferred until the participant attains age 65. As determined by the participant, distributions are made in cash or Common Stock.

The Corporation may terminate or amend the ESOP but not in such a way as would adversely affect any participant's vested benefits.  The trustees have the right to vote the Common Stock in the trust subject to the direction of each participant with respect to the shares allocated to his or her account.

As of the end of fiscal 2009, there were 794 participants in the ESOP. No Director except Cheryl Dragoo currently participates in the ESOP.

PROFIT SHARING PLAN
The Board of Directors adopted a profit sharing plan for its employees which became effective on June 29, 1975, and which has been approved by the Internal Revenue Service. The following table shows the name of each person named in the Summary Compensation Table and shows for each named person and for all of the Directors and Officers of the Corporation as a group (Column A), the amount allocated to their accounts in trust from the contributions of the Corporation for the fiscal year ending June 28, 2009 under its employees' profit sharing plan in Column (B), from contributions since the inception of the plan in Column (C), and from other accruals under the plan in Column (D), which accruals consist of a share of forfeitures resulting from employees covered by the plan who leave the Corporation's employment and earnings on plan investments.

A	B	C	D

Cheryl Dragoo	$2,169	$26,997	$194,439
All Directors and Officers as a group	$2,169	$26,997	$194,439

Directors as such do not participate in the Corporation's employee profit sharing plan. All employees, including officers of the Corporation, are eligible to commence participation under the Plan after completing a minimum of 1,000 hours continuous employment during the Corporation's fiscal year. Actual payment of accounts to participants or their beneficiaries is deferred until retirement, disability, or death. In the event of termination of employment, the vested portion, if any, is paid. Accounts become vested after two years of service according to a graduated scale until 100% is vested after six years of service. No estimate can be made of the annual benefits on the retirement of a particular person because the amount set aside each year depends on the earnings of the Corporation for such year. The amount of the contribution is within the discretion of the Corporation's Board of Directors and can only be paid from profits. The Board of Directors made a contribution of $120,000 including any expenses incurred by the plan paid by the Corporation for the fiscal year 2009. The contribution is made to a trust (Bowl America Incorporated Profit Sharing Trust). Contributions of the Corporation to the plan and forfeitures of terminated members are allocated in proportion to compensation paid by the Corporation. Employees exercise independent control over the investment of funds allocated in their accounts. Earnings or losses are posted to the accounts daily. Employees may change their investment choices at any time. No Director except Cheryl Dragoo presently receives an allocation under the plan.

PROPOSALS OF SECURITY HOLDERS
Proposals of stockholders intended to be presented at the 2010 Annual Meeting, which presently is expected to be held in December 2010, must be received by the Secretary of the Corporation, 6446 Edsall Road, Alexandria, Virginia 22312 no later than July 3, 2010, in order for them to be considered for inclusion in the October 2010 Proxy Statement. A stockholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s Proxy Statement relating to that meeting, should submit such proposal to the Company by September 8, 2010. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

OTHER MATTERS
Management does not intend to bring any other matters before the meeting and does not know of any other matters to be brought before the meeting by any others. If any other matter should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors
A. Joseph Levy
Secretary

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY
NO POSTAGE STAMP NECESSARY IF MAILED IN THE UNITED STATES

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF BOWL AMERICA, INC.
(As amended on September 25, 2008)

Purpose

The purpose of the Audit Committee of the Board of Directors of Bowl America Inc. (the “Company”) is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications, independence and performance; and
•	the performance of the Company’s internal audit function.

Membership

The Committee will consist of not less than three members of the Board of Directors who must meet the independence and experience requirements of the SEC and NYSE Amex Exchange. Those rules require, among other things that:

•	the director have no material relationship with the Company (other than as a director or as a beneficial owner of not more than 10% of the outstanding shares of common stock of the Company);
•
each member be deemed by the Board to be “financially literate” (or be able to become so within a reasonable time after appointment) and, when required by law, at least one member of which must be an “audit committee financial expert;” and

•	no member receive consulting or other fees (other than Board or Committee fees) from the Company.

Authority and Responsibilities

In pursuit of the purposes set forth above, the authority and responsibilities of the Audit Committee shall include the following:

        1.     Review of Committee Charter and Performance. The Committee shall review and assess the adequacy of this charter at least annually and shall submit any recommended changes to the Board for approval. The Committee shall annually review its own performance.

        2.     Meetings and Subcommittees. The Committee shall, absent unusual circumstances, meet at least quarterly. The Committee shall meet periodically (absent unusual circumstances, at least twice per year) with management and the independent auditor. The Committee may form and delegate authority to subcommittees when appropriate.

        3.     Advisors. The Committee shall have the authority to engage outside legal, accounting and other advisors without Board approval.

        4.     Oversight of Independent Auditor. The Committee shall be solely responsible for the appointment, replacement and oversight of the independence and performance of the independent auditor, who shall report directly to the Committee. Such responsibility shall include:

•	resolution of disagreements between the independent auditor and management;
•
review of the annual written report from the independent auditor discussing all relationships between the auditor and the Company, discussing with the auditor of any such disclosed relationships and their impact on the independent auditor’s independence, and the taking of appropriate action in response to the auditor’s report relating to the auditor’s independence;

•	establishment of policies for the Company’s hiring of employees or former employees of the independent auditor; and
•	preapproval of all audit and non-audit services rendered to the Company by the independent auditor.

5.     Reports of the Committee. The Committee shall make regular reports to the Board and shall prepare the report of the Committee required under Item 306 of the SEC’s Regulation S-K to be included in the Company’s annual proxy statement stating whether the Committee:

•	reviewed and discussed the audited financial statements with management;
•	discussed with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (“SAS 61”);
•	received the written disclosures from the auditor relating to its independence required by Independence Standards Board Standard No. 1; and
•	recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

6.     Whistle Blower Procedures. When required to do so by NYSE Amex rules approved by the SEC, the Committee shall establish and implement procedures to receive, retain and address complaints regarding accounting and auditing matters, including procedures for employees’ anonymous submissions of concerns.

7.     Annual Audited Financial Statements. The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) portion of the Annual Report on Form 10-K, and shall recommend to the Board whether the audited financial statements should be included in the Form 10-K. In that connection, the Committee shall discuss with the independent auditor the matters required to be discussed by SAS 61 relating to the audit.

8.     Quarterly Financial Statements. The Committee shall discuss with management and the independent auditor the
Company’s unaudited quarterly financial statements prior to the filing of its Form 10-Q.

       9.     Quarterly CEO and CFO Certifications. The Committee shall receive the quarterly disclosures required to be made to the Committee by the CEO and CFO in their certifications included in the Company’s Forms 10-Q and 10-K relating to:

•
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data; and

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

10. Reports From and Discussions With the Independent Auditor. The Committee shall receive from and discuss with the independent auditor periodic reports relating to:

•	any critical accounting policies and practices to be used;
•	alternative treatments within GAAP discussed with management, the effects of using or not using such treatments and the independent auditor’s preferred treatment;
•	any management letter, schedule of unadjusted differences or other material written communications with management;
•	the independent audit firm’s internal quality control procedures;
•
any material issues raised by the most recent internal quality-control review of the independent audit firm, or any inquiry or investigation by governmental or professional authorities relating to an audit, and steps to be taken to deal with any such issues;

•
any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management and management’s response to all such difficulties;

•
analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on financial statements of the Company; and
•
earnings press releases (paying particular attention to any use of any “pro forma” or “adjusted” non-GAAP information) and financial information and earnings guidance provided to shareholders, analysts and rating agencies.

11.     Earnings Releases. The Committee shall periodically review the Company’s earnings press releases and financial information and earnings guidance provided by the Company to shareholders, analysts and rating agencies.

12.     Risk Assessment and Management. The Committee shall review with management and the independent auditor compliance with laws, regulations and internal procedures and contingent liabilities and discuss policies with respect to risk assessment and risk management.

        13.     Internal Audit Function. The Committee shall review with the independent auditor the adequacy of the Company’s internal controls, including computerized information system controls and security.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BOWL AMERICA INCORPORATED
Annual Meeting of Stockholders - December 1, 2009

TO THE CLASS B COMMON STOCKHOLDERS
The undersigned hereby appoints Ruth Macklin and Leslie H. Goldberg, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and revocation, for and in the name and place of the undersigned to vote and act with respect to all Class B Shares of Bowl America Incorporated, registered in the name of the undersigned on October 15, 2009 at the Annual Meeting of Stockholders of the Corporation to be held at the Corporation's offices situated at 6446 Edsall Road, Alexandria, Virginia 22312 (East Exit off Shirley Highway), on Tuesday, December 1, 2009 at 11:00 a.m., and at any and all adjournments thereof, with all powers the undersigned would possess if then and there personally present:

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL #1
1. To elect the Class B Directors:        FOR all nominees listed below ☐       WITHHOLD AUTHORITY to vote for the nominees listed below ☐
                          (except as marked to the contrary below)
To withhold authority to vote for any individual nominee, strike a line through the nominee's name appearing below.

Merle Fabian	Leslie H. Goldberg	A. Joseph Levy
Stanley H. Katzman	Ruth Macklin	Cheryl Dragoo

2. In their discretion, upon such other matters as may properly come before the meeting.
    This Proxy will be voted as specified above.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

If your address as shown below is INCORRECT,	(SIGN)
please write in your present correct address.	(SIGN)
Date:

(Please date and sign your name in the space above exactly as it (they) appears and return this proxy card. In the case of stock held in joint tenancy, both joint tenants should sign. Trustees and other fiduciaries should so indicate when signing.)

PLEASE SIGN AND RETURN PROMPTLY

CLASS B COMMON SHARES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BOWL AMERICA INCORPORATED
Annual Meeting of Stockholders -December 1, 2009

TO THE CLASS A COMMON STOCKHOLDERS
The undersigned hereby appoints Ruth Macklin and Leslie H. Goldberg, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and revocation, for and in the name and place of the undersigned to vote and act with respect to all Class A Shares of Bowl America Incorporated, registered in the name of the undersigned on October 15, 2009 at the Annual Meeting of Stockholders of the Corporation to be held at the Corporation's offices situated at 6446 Edsall Road, Alexandria, Virginia 22312 (East Exit off Shirley Highway), on Tuesday, December 1, 2009 at 11:00 a.m., and at any and all adjournments thereof, with all powers the undersigned would possess if then and there personally present:

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL #1
1. To elect the Class A Directors:        FOR all nominees listed below ☐       WITHHOLD AUTHORITY to vote for the nominees listed below ☐
                          (except as marked to the contrary below)
To withhold authority to vote for any individual nominee, strike a line through the nominee's name appearing below.

Warren T. Braham             Allan L. Sher

2. In their discretion, upon such other matters as may properly come before the meeting.
This Proxy will be voted as specified above.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

If your address as shown below is INCORRECT,	(SIGN)
please write in your present correct address.	(SIGN)
Date:

(Please date and sign your name in the space above exactly as it (they) appears and return this proxy card. In the case of stock held in joint tenancy, both joint tenants should sign. Trustees and other fiduciaries should so indicate when signing.)

PLEASE SIGN AND RETURN PROMPTLY

CLASS A COMMON SHARES